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                                                                   EXHIBIT 10.17

                                PROMISSORY NOTE


$94,747.06                                          Anaheim Hills, California
                                                  Dated as of August 31, 1996


     FOR VALUE RECEIVED, the undersigned, GRANT M. SADLER, promises to pay to the order of GMS DENTAL GROUP, INC., a Delaware corporation (the "Company"), the principal sum of Ninety-Four Thousand Seven Hundred Forty-Seven and 06/100 Dollars ($94,747.06), with interest from the date hereof on the unpaid principal at the applicable federal rate of 6.84%, compounded annually. The entire unpaid balance of principal and interest shall be payable on August 31, 2000.

     If payment is not made when due, and if action is instituted on this note, the undersigned agrees to pay the Company reasonable attorneys' fees and costs of suit, as fixed by court.

     The undersigned shall have the right to prepay all or any part of the unpaid principal amount of this note, without premium, at any time prior to the maturity hereof on ten (10) days' prior written notice.

     This note is a full-recourse note originally secured by a pledge of 957,041 shares of Common Stock of the Company pursuant to a Security Agreement of even date herewith, which is on file with the Secretary of the Company.

     This note shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the undersigned has signed, dated and delivered this note as of the date and year first above written.


                                           /s/ Grant M. Sadler
                                           -------------------------------------
                                           Grant M. Sadler